 FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report:   July 7, 2008

BORGWARNER INC.
(Exact name of registrant as specified in its charter)

Delaware	1-12162	13-3404508
(State of Incorporation)                                                (Commission File No.)            (IRS EmployerIdentification No.)

3850 Hamlin Road
Auburn Hills, MI 48326
(Address of principal executive offices)

Registrant's telephone number, including area code:
(248) 754-9200

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02    Departure of Directors or Certain Officers

    In connection with the resignation of Ms. Cynthia Niekamp, the Company and Ms. Niekamp entered into a separation agreement dated June 26, 2008.  Under the terms of the agreement, Ms. Niekamp will receive a separation payment of $395,000, and $125,000 in payment of the vacation obligations owed to her and as partial consideration for her non-competition agreement and release. In addition, she will be eligible to receive a pro-rated bonus award with respect to 2008, a pro-rated performance share award with respect to 2008, and six months of outplacement services. In connection with the foregoing, Ms. Niekamp agreed, for a period of 15 months, not to seek employment with, or become financially interested in, certain competitors of the Company and released the Company from liability with respect to any potential claims arising from her employment with the Company and its subsidiaries.  A copy of the agreement is attached hereto as Exhibit 99.1

Item 9.01   Financial Statements and Exhibits

(c)   Exhibits

99.1      Separation Agreement dated June 26, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BORGWARNER INC.

   /s/ John J. Gasparovic
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John J. Gasparovic
Vice President & Secretary

Dated: July 7, 2008